Exhibit 99.1

Achieve Announces Pricing of $5.6 Million Registered Direct Offering

SEATTLE, Wash. and VANCOUVER, British Columbia, October 1, 2018 – Achieve Life Sciences, Inc. (Nasdaq: ACHV), a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisine for smoking cessation, today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 1,789,258 shares of common stock at a price of $3.1445 per share in a registered direct offering, resulting in total gross proceeds of approximately $5.6 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to 0.5 share of common stock for each share purchased with an exercise price of $3.1445 per share. The warrants will be exercisable upon issuance and will expire five years following the date of issuance. The closing of the sale of the securities is expected to take place on or about October 3, 2018, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., (NYSE American: LTS) is acting as exclusive placement agent for the registered direct offering and concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-207670), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 20, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Achieve & Cytisine

Achieve’s focus is to address the global smoking health epidemic through the development and commercialization of cytisine. Tobacco use is currently the leading cause of preventable death and is responsible for nearly six million deaths annually worldwide[1]. It is estimated that 28.6% of all cancer deaths in the U.S. are attributable to cigarette smoking[2].

Cytisine is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. Two prior, large-scale Phase 3 clinical studies of cytisine, with favorable outcomes, have been successfully completed in over 2,000 patients. The TASC trial was a 740 patient, double-blind, placebo controlled trial conceived by Professor Robert West at University College London and funded by the U.K. National Prevention Research Initiative. The CASCAID trial was a 1,310 patient, single-blind, non-inferiority trial comparing cytisine to nicotine replacement therapy (NRT). The CASCAID trial was conceived by Dr. Natalie Walker, National Institute for Health Innovation, University of Auckland and funded by the Health Research Council of New Zealand. Both trials were published in the New England Journal of Medicine.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Achieve’s financing and anticipated closing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the risk that cytisine may not demonstrate the hypothesized or expected benefits; the risk that Achieve may not be able to obtain additional financing to fund the development of cytisine; the risk that cytisine will not receive regulatory approval or be successfully commercialized; the risk that new developments in the smoking cessation landscape require changes in business strategy or clinical development plans; the risk that Achieve’s intellectual property may not be adequately protected; general business and economic conditions; and the other factors described in the risk factors set forth in Achieve’s filings with the Securities and Exchange Commission from time to time, including Achieve’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Achieve Contact

Jason Wong

jwong@bplifescience.com

(415) 375-3340 ext. 4

[1]	World Health Organization. WHO Report on the Global Tobacco Epidemic, 2011, Geneva: World Health Organization, 2011.
[2]	Annals of Epidemiology, Volume 25, Issue 3, 179 – 182.e1

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